Exhibit T3A-17

FILED

2008 MAY - 6 A 9: 36
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

OF

CENTER FOR RADIATION ONCOLOGY OF TAMPA BAY, INC.

The undersigned, for the purpose of forming a Corporation under the Florida Business Corporations Act, does hereby adopt the following Articles of Incorporation.

Article 1- Name and Address

The name of this Corporation is Center for Radiation Oncology of Tampa Bay, Inc. The principal place of business of this Corporation shall be 407 N. Parsons Ave., Suite 103, Brandon, Florida 33510, or such other place as may be designated by the Board of Directors.

Article 2 - Commencement of Business

The Corporation shall commence as filing of these Articles of Incorporation and shall continue to exist perpetually.

Article 3 - Capital Stock

The Corporation shall have the authority to issue 1,000 shares of common stock, no par value.

Article 4 - Initial Registered Office and Agent

The street address of the initial registered office of this Corporation is 407 N. Parsons Ave., Suite 103, Brandon, Florida 33510, and the initial registered agent at that address is Kathryn L. Kepes.

1

Article 5 - Initial Officers & Directors

The following individuals shall serve as the initial officers and directors of the Corporation and their address shall be the same as the Corporation address:

Kathryn L. Kepes	Director & President

Kathryn L. Kepes	Secretary & Treasurer

Article 6 - Incorporator

The name and address of the person signing these Articles as the incorporator is Kathryn L. Kepes, located at 407 N. Parsons Ave., Suite 103, Brandon, Florida 33510.

EXECUTED BY the undersigned this 29th day of April, 2008.

“Incorporator”

/s/ Kathryn L. Kepes
Kathryn L. Kepes

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THESE ARTICLES OF INCORPORATION, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I ACCEPT THE DUTIES AND OBLIGATIONS OF SECTION 607.0505 FLORIDA STATUTES.

/s/ Kathryn L. Kepes
Kathryn L. Kepes, Registered Agent
Date: April 29th, 2008

2

FILED

12 DEC 18 AM 8:50
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment

to

Articles of Incorporation

of

Center for Radiation Oncology of Tampa Bay, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P08000047785

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

                                                                                                                               The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.” “Inc.,” or Co.,” or the designation “Corp.” “Inc.” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

	B. Enter new principal office address, if applicable:	2715 W. Virginia Avenue
	(Principal office address MUST BE A STREET ADDRESS)	Tampa, FL 33607

	C. Enter new mailing address, if applicable:	2715 W. Virginia Avenue
	(mailing address MAY BE A POST OFFICE BOX)	Tampa, FL 33607

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Corporation Service Company
Name of New Registered Agent
1201 Hays Street,
(Florida street address)

New Registered Office Address:	Tallahassee	, Florida	32301
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I here by accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

/s/ Kimberly B. Moret	Kimberly B. Moret
Signature of New Registered Agent, if changing	as is agent

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO =  Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held, President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

☒ Change	PT	John Doe

☒ Remove	V	Mike Jones

☒ Add	SV	Sally Smith

Type of Action		Title	Name	Address
(Check One)

1)	☐ Change	DPST	Kathryn L. Kepes	4503 Country Gate Ct.
	☐ Add			Valrico, FL 33596
☒ Remove

2)	☐ Change	DCEOP	George P. Mcginn, Jr.	2715 W. Virginia Avenue
	☒ Add			Tampa, FL 33607
☐ Remove

3)	☐ Change	DS	Timothy A. Peach	2715 W. Virginia Avenue
	☒ Add			Tampa, FL 33607
☐ Remove

4)	☐ Change	VP	William L. Pegler	2715 W. Virginia Avenue
	☒ Add			Tampa, FL 33607
☐ Remove

5)	☐ Change	VP	Nick Hernandez	2715 W. Virginia Avenue
	☒ Add			Tampa, FL 33607
☐ Remove

6)	☐ Change	AS	Steven Seveik	2715 W. Virginia Avenue
	☒ Add			Tampa, FL 33607
☐Remove

E. If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary).      (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment If not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption: December 14, 2012

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)              (CHECK ONE)

☐            The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐            The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by	.”
(voting group)

☒          The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐            The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	12/14/12

Signature	/s/ Nick Hernandez

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Nick Hernandez
(Typed or printed name of person signing)

Vice President
(Title of person signing)